UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On March 21, 2025, Vaxart, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “ATM Agreement”) with Citizens JMP Securities, LLC (“Citizens”) and B. Riley Securities, Inc. (“B. Riley” and, together with Citizens, the “Managers”), pursuant to which the Company may offer and sell, from time to time through the Managers, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50 million (the “Shares”). The Shares will be sold pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-270671), as previously filed with the U.S. Securities and Exchange Commission (the “Commission”). The Company filed a prospectus supplement, dated March 21, 2025, with the Commission in connection with the offer and sale of the Shares.

Under the ATM Agreement, the Managers may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock, or to or through a market maker. In addition, under the ATM Agreement, the Managers may sell the Shares in privately negotiated transactions with the Company’s consent. Under certain circumstances, the Company may instruct the Managers not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the ATM Agreement. The ATM Agreement may be terminated by the Company at any time upon three business days’ prior written notice to the Managers, by the Managers at their discretion, or as otherwise permitted in the ATM Agreement.

The ATM Agreement contains customary representations, warranties and agreements by the Company, and customary indemnification and contribution rights and obligations of the parties. The Company will pay the Managers a placement fee of up to 3% of the gross sale price from each sale of the Shares. The Company will also reimburse the Managers for certain specified expenses in connection with entering into the ATM Agreement, and at each “Representation Date” (as defined in the ATM Agreement) in connection with ongoing diligence arising from the transactions contemplated by the ATM Agreement.

The ATM Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the ATM Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Thompson Hine LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	At the Market Offering Agreement, dated March 21, 2025, between Vaxart, Inc., Citizens JMP Securities, LLC, and B. Riley Securities, Inc.

5.1	Legal Opinion of Thompson Hine, LLP.

23.1	Consent of Thompson Hine (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: March 21, 2025
	By:	/s/ Phillip Lee
Phillip Lee
Chief Financial Officer